UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

Lyell Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40502	83-1300510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, Rahsaan Thompson notified Lyell Immunopharma, Inc. (the “Company”) of his decision to resign from his current position as the Chief Legal Officer of the Company, effective June 16, 2023 (the “Separation Date”). There were no disagreements between Mr. Thompson and the Company.

The Company expects to enter into a Release and Separation Agreement with Mr. Thompson (the “Separation Agreement”) pursuant to which Mr. Thompson agrees to provide the Company transition services as an independent contractor until the earlier of September 29, 2023 and the date on which the Company terminates the engagement for cause pursuant to the Separation Agreement (such earlier date, the “End Date”). Pursuant to the Separation Agreement, Mr. Thompson will receive the following severance benefits, subject to his execution of a general release of claims:

•	cash in the amount of $565,233, representing Mr. Thompson’s annual base salary plus a prorated portion of his annual target bonus for 2023, payable in equal monthly installments over 12 months;

•	partial reimbursement of COBRA health insurance premiums for up to 12 months;

•	waiver of Mr. Thompson’s obligation to repay his signing bonus of $150,000; and

•	continued vesting until the End Date of outstanding stock options and extension of the post-termination exercise period of such options to June 30, 2024.

The foregoing is a summary only, does not purport to be a complete description of all of the terms, provisions and agreements contained in the Separation Agreement and is subject to and qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to a future periodic report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the anticipated execution and terms of the Separation Agreement. These statements are based on the Company’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyell Immunopharma, Inc.

Date: June 6, 2023

	By:	/s/ Charles Newton
Charles Newton Chief Financial Officer